EXHIBIT 10.2

                                        CONFORMED COPY


                    FOURTH AMENDMENT, WAIVER AND CONSENT

          FOURTH AMENDMENT, WAIVER AND CONSENT, dated as of April 26, 1994 (this "Amendment"), among FLAGSTAR CORPORATION, a Delaware corporation formerly known as TW Services, Inc. ("Flagstar"), TWS FUNDING, INC., a Delaware

corporation ("Funding"), and each financial institution executing this Amendment as a "Lender" (each, a "Lender").

          PRELIMINARY STATEMENTS:

          1.  Flagstar, Funding, the Lenders and the Co-Agents and Managing

Agent referred to therein have entered into a Credit Agreement dated as of

October 26, 1992 (as amended to date, the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

          2.  Canteen Holdings, Inc. ("Canteen") proposes to sell its Food and Vending Business by (a) transferring certain of the assets of Canteen

Management Services, Inc. related solely to the Food and Vending Business to certain other members of the Canteen Significant Subsidiary Group in accordance with the terms of Section 5.01(k) of the Credit Agreement and (b)

selling its direct and indirect Subsidiaries listed on Schedule A hereto (the

"Subject Subsidiaries") pursuant to a Stock Purchase Agreement proposed to be entered into on April 26, 1994 (the "Purchase Agreement") (the "Sale

Transaction").  As a condition to the execution of the Purchase Agreement,

Canteen is required to obtain the waiver and consent of the Required Lenders to permit the consummation of the Sale Transaction, to release the Lien on certain Collateral under the Collateral Documents and to release the Subject Subsidiaries as Loan Parties under the Loan Documents.

          3.  In addition, the Borrowers have requested, and the Lenders have agreed, that the Credit Agreement be amended, among other things, to adjust certain of the financial covenants.

          4.  The Lenders have expressed their willingness to grant

Flagstar's request to grant the requisite waivers and consents to permit the consummation of the Sale Transaction and to amend the Credit Agreement on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

          SECTION 1.  Waiver and Consent.  (a) Effective on the date of the closing of the Sale Transaction, the Lenders hereby (i) waive the requirements of Section 25(a)(x) and (y) of the Security Agreement and release the

Collateral of the Subject Subsidiaries including, without limitation, the Collateral listed on Schedule B hereto, from the Lien of the Security Agreement,

(ii) waive the requirements of Section 15(b)(x) and (y) of the Trademark

Security Agreement and release the Trademark Collateral of the Subject

Subsidiaries, including, without limitation, the Trademark Collateral listed on Schedule B hereto, from the Lien of the Trademark Security Agreement, (iii) release the Subject Subsidiaries from all of their obligations to the Lenders under the Loan Documents, including, without limitation, their obligations,

as Guarantors under the Guaranty, as Grantors under the Security Agreement and as Grantors under the Trademark Security Agreement and (iv) waive the requirements of Section 5.02(e) of the Credit Agreement and consent to the Sale Transaction.

     (b)  In furtherance of the foregoing, the Lenders hereby direct the

Managing Agent to execute and deliver to Flagstar on the date hereof a Lender

Consent and Waiver in the form attached hereto as Exhibit A and hereby authorize the Managing Agent to execute and deliver such UCC-3 termination statements and other documents as may be requested by Flagstar to evidence the releases and consents set forth in paragraph (a) above on the date of the closing of the Sale Transaction and upon the satisfaction of the following conditions: (i) the Managing Agent shall have received not less than $430,000,000 for application to the reduction of Commitments under the Credit Agreement, (ii) Flagstar shall have returned to the Issuing Banks for cancellation, or shall have made other arrangements satisfactory to the requisite Lenders in respect of, the Letters of Credit listed on Schedule C hereto, which Letters of Credit were issued in support of obligations of the Subject Subsidiaries and (iii) the Sale Transaction shall have closed on terms that impose no liabilities on Flagstar and its Subsidiaries other than those set forth on Schedule D hereto and other liabilities satisfactory to the requisite Lenders.

          SECTION 2.  Amendment of Certain Financial Covenants.  The Credit

Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

     (a)  Section 5.04(a) is amended in full to read as follows:

          (a)  Total Debt to EBITDA.  Permit the ratio of (i) Adjusted Total

     Debt outstanding on the last day of any fiscal quarter to (ii) EBITDA of

     Flagstar and its Subsidiaries on a Consolidated basis for the Rolling

     Period then ended to be more than the amount for such Rolling Period set forth below:

            Rolling Periods Ending                Ratio
            On or after March 31, 1994 and
            on or prior to September 30, 1995     5.70:1.00

            On or after December 31, 1995 and
            on or prior to September 30, 1996     5.45:1.00

            On or after December 31, 1996 and
            on or prior to September 30, 1997     5.30:1.00

            On or after December 31, 1997 and
            on or prior to September 30, 1998     4.75:1.00

            On or after December 31, 1998 and
            on or prior to September 30, 1999     4.30:1.00

            On or after December 31, 1999         4.00:1.00

     (b)  Section 5.04(b) is amended in full to read as follows:

          (b)  Senior Debt to EBITDA.  Permit the ratio of (i) Adjusted

     Senior Debt outstanding on the last day of any fiscal quarter to

     (ii) EBITDA of Flagstar and its Subsidiaries on a Consolidated basis for the Rolling Period then ended to be more than the amount for such Rolling Period set forth below:

            Rolling Periods Ending                Ratio
            On or after March 31, 1994 and
            on or prior to September 30, 1995     3.50:1.00

            On or after December 31, 1995 and
            on or prior to September 30, 1996     3.30:1.00

            On or after December 31, 1996 and
            on or prior to September 30, 1997     3.15:1.00

            On or after December 31, 1997 and
            on or prior to September 30, 1998     2.75:1.00

            On or after December 31, 1998 and
            on or prior to September 30, 1999     2.75:1.00

            On or after December 31, 1999         2.50:1.00


          SECTION 3.  Conditions of Effectiveness.  This Amendment shall become effective when, and only when (a) the Managing Agent shall have received counterparts of this Amendment executed by Flagstar, Funding and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Managing Agent that such Lenders have executed this Amendment, (b) the Managing Agent shall have received the Consent attached hereto, signed by each Subsidiary of Flagstar, (c) the Managing Agent shall have received a certificate of a duly authorized officer of Flagstar to the effect that each of the representations and warranties set forth in Section 4 hereof shall be true and no event shall have occurred and be continuing that, immediately prior to the effectiveness hereof, constituted a Default and (d) Flagstar shall have paid to the Managing Agent in accordance with Section 2.10 of the Credit Agreement and for the account of each Lender that has executed this Amendment on or before April 22, 1994, an amendment fee equal to 0.1% of the aggregate amount of such Lender's Commitments (other than the Letter of Credit Commitments).


          SECTION 4.  Representations and Warranties.  Flagstar represents and warrants as follows:

          (a)  The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended), rule,

     regulation (including, without limitation, Regulation X of the Board of

     Governors of the Federal Reserve System, as in effect from time to time), order, writ, judgement, injunction, decree, determination or award applicable to any Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement,

     indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien (other than Liens created by or permitted under the Loan

     Documents) upon or with respect to any of the properties of any Loan

     Party or any of its Subsidiaries except, as to (ii) and (iii) above,

     as would not, and would not be reasonably likely to, have  a Material

     Adverse Effect.

          (b)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation,

     filing or performance by any Loan Party of this Amendment or the Credit

     Agreement, as amended hereby, or for the consummation of the transactions contemplated by Section 2 hereof, except where the failure to obtain, take, give or make such authorizations, approvals, actions, notices, or filings would not, and would not be reasonably likely to, have a Material Adverse

     Effect.

          (c)  This Amendment and the Consent have been duly executed and delivered by each Loan party thereto.  Assuming that (i) this Amendment is duly executed and delivered by, and is within the power and authority of, the Required Lenders and (ii) the Credit Agreement has been duly executed and delivered by, and is within the power and authority of the Managing Agent, the Co-Agents and the Lenders, this Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such

     Loan Party in Accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium,

     reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          SECTION 5.  Reference to and Effect on the Loan Documents.  (a) Upon

the effectiveness hereof, on and after the date hereof each reference in the

Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the other Loan

Documents to the Credit Agreement, "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b)  Except as specifically amended above, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

          (c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Co-Agent or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the

Loan Documents.

          SECTION 6.  Governing Law.  This Amendment shall be governed by,

and construed in accordance with, the laws of the State of New York.

          SECTION 7.  Execution in Counterparts.  This Amendment may be

executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              Borrowers

                                   FLAGSTAR CORPORATION

                                   By  /s/ C. BURT DUREN
                                     TITLE: VICE PRESIDENT AND TREASURER

                                   TWS FUNDING, INC.

                                   By  /s/ C. BURT DUREN
                                     TITLE:  TREASURER


                              Lenders

                                   CITIBANK, N.A.

                                   By  /s/ DOUGLAS P. FLETCHER
                                     TITLE:  ATTORNEY-IN-FACT


                                   BANKERS TRUST COMPANY

                                   By  /s/ ROBERT R. TELESCA
                                     TITLE:  ASST. VICE PRESIDENT

                                         THE BANK OF NOVA SCOTIA

                                         By /s/         J. ALAN EDWARDS
                                            TITLE: VICE PRESIDENT

                                         THE CHASE MANHATTAN BANK, N.A.

                                         By /s/        DAVID B. TOWNSEND
                                            TITLE: MANAGING DIRECTOR

                                         CHEMICAL BANK

                                         By /s/         B. JOSEPH LILLIS
                                            TITLE: MANAGING DIRECTOR

                                         THE LONG-TERM CREDIT BANK OF JAPAN,
                                         LIMITED -- NEW YORK BRANCH

                                         By /s/          SHUNKO UCHIDA
                                            TITLE: VICE PRESIDENT

                                         NATIONSBANK OF NORTH CAROLINA, N.A.

                                         By /s/         CYNTHIA A. GRIM
                                            TITLE: SENIOR VICE PRESIDENT

                                         CRESCENT/MACH I, L.P.

                                         By: Crescent Capital Corp. as Portfolio
                                             Manager and Attorney-in-fact

                                         By /s/           MARK L. GOLD
                                            TITLE: MANAGING DIRECTOR

                                         EATON VANCE PRIME RATE RESERVES

                                         By /s/        MICHAEL J. CANNON
                                            TITLE: VICE PRESIDENT

                                         GIROCREDIT BANK

                                         By /s/           ANCA TRIFAN
                                             TITLE: VICE PRESIDENT

                                        By /s/         RICHARD F. STONE
                                            TITLE: FIRST VICE PRESIDENT

                                         KEYPORT LIFE INSURANCE COMPANY

                                         By: Chancellor Senior Secured
                                             Management, Inc. as Portfolio
                                             Advisor

                                         By /s/       CHRISTOPHER A. BONDY
                                            TITLE: ASST. VICE PRESIDENT

                                         MC INTERNATIONAL INVESTMENT LIMITED

                                         By /s/           YUJI KOMIYA
                                            TITLE: PRESIDENT

                                         MERRILL LYNCH PRIME RATE PORTFOLIO

                                         By: Merrill Lynch Asset Management,
                                             L.P. as Investment Advisor

                                         By /s/          JOHN W. FRASER
                                            TITLE: AUTHORIZED SIGNATORY

                                         MERRILL LYNCH SENIOR FLOATING RATE
                                         FUND, INC.

                                         By /s/          JOHN W. FRASER
                                            TITLE: AUTHORIZED SIGNTORY

                                         THE MITSUBISHI TRUST AND BANKING
                                         CORPORATION

                                         By /s/      PARTICIA LORET DE MOLA
                                            TITLE: SENIOR VICE PRESIDENT

                                         MITSUI LEASING (U.S.A.) INC.

                                         By /s/            SEIJI SANO
                                            TITLE: PRESIDENT

                                         THE NIPPON CREDIT BANK, LTD.

                                         By /s/       ELIZABETH S. TARBELL
                                            TITLE: ASST. VICE PRESIDENT

                                         PILGRIM PRIME RATE TRUST

                                         By /s/        KATHLEEN LENARCIC
                                            TITLE: SENIOR CREDIT ANALYST

                                         PROSPECT STREET SENIOR PORTFOLIO, L.P.

                                         By: Prospect Street Senior Loan Corp.,
                                             as: Managing General Partner

                                         By /s/         DANA E. ERIKSON
                                            TITLE: ASST. VICE PRESIDENT

                                         RESTRUCTURED OBLIGATIONS BACKED BY
                                         SENIOR ASSETS, B.V. (ROSA)

                                         By: Chancellor Senior Secured
                                             Management, Inc. as Portfolio
                                             Advisor

                                         By /s/       CHRISTOPHER A. BONDY
                                            TITLE: ASST. VICE PRESIDENT

                                         RYOSHIN LEASING (USA) INC.

                                         By /s/           S. MATSUMARA
                                            TITLE: PRESIDENT

                                         THE SAKURA BANK, LIMITED

                                         By /s/         YASUHIRO TERADA
                                            TITLE: SENIOR VICE PRESIDENT AND
                                            ASST. GENERAL MANAGER

                                         SENIOR HIGH INCOME PORTFOLIO, INC.

                                         By /s/          JOHN W. FRASER
                                            TITLE: AUTHORIZED SIGNATORY





                                         SENIOR HIGH INCOME PORTFOLIO II, INC.

                                         By /s/          JOHN W. FRASER
                                            TITLE: AUTHORIZED SIGNATORY

                                         STICHTING RESTRUCTURED OBLIGATIONS
                                         BACKED BY SENIOR ASSETS 2 (ROSA 2)

                                         By: Chancellor Senior Secured
                                             Management, Inc. as Portfolio
                                             Advisor

                                         By /s/       CHRISTOPHER A. BONDY
                                            TITLE: ASST. VICE PRESIDENT

                                         SUN LIFE INSURANCE COMPANY OF AMERICA
                                         By /s/          JAMES K. HUNT
                                            TITLE: EXECUTIVE VICE PRESIDENT,
                                            SUNAMERICA INVESTMENTS, INC.

                                         UNION BANK OF FINLAND, LTD. -- GRAND
                                         CAYMAN BRANCH

                                         By /s/        PENTTI MANSUKOSKI
                                            TITLE: SENIOR VICE PRESIDENT

                                         By /s/          JOHN F. KEHNLE
                                            TITLE: VICE PRESIDENT

                                         VAN KAMPEN MERRITT PRIME RATE INCOME
                                         TRUST

                                         By /s/        JEFFREY W. MAILLET
                                            TITLE: VICE PRESIDENT AND PORTFOLIO
                                            MANAGER

                                   SCHEDULE A
                              SUBJECT SUBSIDIARIES
I.M. Vending
Ace Foods, Inc.
Automatic Cigarette Service Company
Automatic Merchants, Inc.
Baton Rouge Cigarette Service, Inc.
Canteen Corporation
Canteen Service, Inc.
Cigarette Service Co., Inc.
Consolidated Coin Caterers Corporation
5111 W. Lexington Building Corporation
New Orleans Cigarette Service Corporation
The Oak Room, Inc.
Quad County Canteen Service Company

                                   SCHEDULE B
                                   COLLATERAL
I. Security Agreement
     A. Pledged Stock

                                                                                          CLASS     STOCK              NUMBER
                                                                                           OF      CERTIF.               OF
                            ISSUER                                      PLEDGOR           STOCK     NO(S).     %*      SHARES
Ace Foods, Inc.                                                   Canteen Corporation    Common        4        100        500
Automatic Cigarette Service Company                               Canteen Corporation    Common       41        100      2,000
Automatic Merchants, Inc.                                         Canteen Corporation    Common        6        100        100
Baton Rouge Cigarette Service, Inc.                               Canteen Corporation    Common        9        100        100
Canteen Corporation                                               IM Vending, Inc.       Common        3        100      1,000
Canteen Service, Inc.                                             Canteen Corporation    Common       27        100      4,080
Cigarette Service Co., Inc.                                       Canteen Corporation    Common       20        100      2,500
Consolidated Coin Caterers Corporation                            Canteen Corporation    Common       48        100    337,200
5111 W. Lexington Building Corpororation                          Canteen Corporation    Common       17        100         60
IM Vending, Inc.                                                  Canteen Corporation    Common        1        100        100
New Orleans Cigarette Service Corporation                         Canteen Corporation    Common       13        100        200
The Oak Room, Inc.                                                Canteen Corporation    Common        7       11.1         25
Quad County Canteen Service Company                               Canteen Corporation    Common        5         60        450

* % of issued and outstanding shares of stock of issuer.

     B. Pledged Debt

    DEBT ISSUER              HOLDER               DESCRIPTION OF DEBT
Canteen Corporation    TWS Funding, Inc.    Subsidiary Working Capital Note

II. Trademark Security Agreement Grantor: Canteen Corporation
     A. United States Trademark Registrations:

     MARK                                                                                                 REG. NO.    REG. DATE
UNITED & CHEF Design                                                                                        795,708    09/07/65
HEALTH NUTS                                                                                               1,213,585    10/19/82
HEALTH NUT & Design                                                                                       1,188,233    01/26/82
INTERSTATE UNITED                                                                                           847,181    04/02/68
KIDS ARE PEOPLE TOO                                                                                       1,006,468    03/11/85
Medallion Design                                                                                            847,182    04/02/68
PEOPLE SERVING PEOPLE                                                                                     1,199,812    06/29/82
ROYAL GOURMET & Design                                                                                    1,192,602    03/23/82
SIMPLY NATURAL                                                                                            1,203,256    07/27/82
SIMPLY NATURAL                                                                                            1,547,739    07/11/89

     B. United States Trademark Applications:

     MARK                                                                                          APPLIC. SER. NO.    APPLIC. DATE
WOOLSEY & KRUM and Design                                                                             74/258,385         03/23/92
WOOLSEY & KRUM                                                                                        74/256,598         03/18/92

GRANTOR: TW SERVICES, INC.
     United States Trademark Registrations:

     MARK                                                                                                 REG. NO.    REG. DATE
BIGGER BETTER BISCUITS & Design                                                                           1,469,918    12/22/87
CANTEEN Logo                                                                                                852,057    07/02/68
CANTEEN (Stylized)                                                                                          349,979    09/14/37
CANTEEN                                                                                                     562,516    08/05/52
CANTEEN                                                                                                   1,019,661    09/02/75
CANTEEN                                                                                                   1,536,548    04/25/89


CANTEEN                                                                                                     701,777    06/26/60
CANTEEN CLASSY COOKIES & Design of Lady                                                                   1,538,345    05/09/89
CLASSY COOKIES                                                                                            1,536,601    04/25/89
CRS (Stylized) CANTEEN REFRESHMENT SERVICE                                                                1,398,051    06/17/86
Design: Multiple V With Letter S                                                                          1,493,716    06/21/88
NEETNAC & Design                                                                                          1,034,018    02/17/76
NEETNAC                                                                                                   1,035,468    03/09/76
PAZZELLI'S and Design                                                                                     1,512,929    11/15/88

                        SCHEDULE C -- LETTERS OF CREDIT
Canteen Holdings, Inc.
Food & Vending Division
Estimated Level of Letters of Credit to be Outstanding on June 20, 1994

ISSUED BY:              ISSUED TO:                                  DESCRIPTION                             AMOUNT:
                                              Workers compensation, General liability and Auto
ScotiaBank    Transportation Ins. Co.         liability (periods prior to 1993)                          $   25,712,897(1)
Citibank      Transportation Ins. Co.         Workers compensation and Auto liability (1994)                  6,609,513(2)
ScotiaBank    CNA                             Performance Bonds                                              11,700,000
Citibank      Industrial Commission of Ohio   State of Ohio workers compensation                                100,000
Citibank      AMWEST Surety                   Performance Bond                                                  137,500
ScotiaBank    Met Life                        Leases -- Wometco                                                 250,000
ScotiaBank    Gables Capital                  Leases -- Wometco                                                 300,000
ESTIMATED TOTAL                                                                                          $   44,809,910

(1) Estimated Food & Vending allocation of gross L/C of $42,990,000 securing all such obligations of Flagstar and its subsidiaries.
(2) Estimated Food & Vending allocation of gross L/C of $37,010,000 securing all such obligations of Flagstar and its subsidiaries. This L/C began the year at $3.1 million and increases at the rate of approximately $3.1 million each succeeding month through December. The Food & Vending portion increases at the rate of approximately $1.1 million per months.

                          SCHEDULE D TO LENDER CONSENT
                      SUMMARY OF POST-CLOSING LIABILITIES
     POST-CLOSING PURCHASE PRICE ADJUSTMENT. Pursuant to the Purchase Agreement, Flagstar would receive a cash purchase price at Closing in the amount of $450 million. That purchase price is subject to reduction following the Closing by the amount, if any, by which the remainder of the Net Asset Value (as defined below) as of December 25, 1993 minus $250,000 exceeds the Net Asset Value as of the Closing Date.
     "Net Asset Value" means the amount, if any, by which the (i) aggregate book value of assets of the Subject Subsidiaries exceeds (ii) the aggregate book value of liabilities of the Subject Subsidiaries; in each case determined on a consolidated basis in accordance with GAAP consistently applied and in a manner consistent with the determination of Net Asset Value as of December 25, 1993 as agreed by the parties.
     POST-CLOSING INDEMNIFICATION. Flagstar has also agreed to indemnify the Buyer against liabilities, damages, costs, and expenses relating to, resulting from or arising out of any of the following: (i) the breach of Flagstar's representation and warranty concerning title to the stock of IMV and Canteen,
(ii) the breach of any covenant by Flagstar (or FCI) with respect to its Section 338(h)(10) Election respecting the transaction for federal income tax purposes and for state income tax purposes, in the states of Florida, Georgia, Illinois, Maryland, Michigan, Mississippi, Tennessee, Virginia and Wisconsin, (iii) any federal income tax liability of the Subject Subsidiaries for periods prior to and including the Closing Date, including joint and several liability with respect to Flagstar's consolidated income tax returns (each of the indemnities pursuant to (i), (ii), (iii), and (iv) above extending for the applicable statutory limitation periods), and (v) the breach of customary representations and warranties of Flagstar, including those with respect to governmental and third party consents and approvals, the release of certain indebtedness and liens, financial statements, undisclosed liabilities, taxes (except as otherwise provided above), related party transactions, insurance, employee and labor matters, litigation, compliance with laws, environmental matters, the adequacy of operating assets, title and encumbrances to real property, absence of changes in the operations of the Subject Subsidiaries since December 25, 1993, real property and other material leases and material disclosures (the indemnities pursuant to (v) above extending through November 1995).
     Flagstar will have no liability with respect to the indemnities pursuant to
(v) above, however, to the extent matters have been disclosed to the Buyer in a Disclosure Schedule. Furthermore, there to no liability with respect to the indemnities under (v) except to the extent any obligation thereunder based on a single fact, circumstance, or event exceeds $250,000. In addition, Flagstar will have no liability with respect to the representations in (v) unless or until the aggregate amount of all such obligations exceeds a $15 million "basket" (such "basket" being subject to upward adjustment under certain circumstances).
     POST-CLOSING COVENANTS. The Purchase Agreement also contains customary covenants extending, in part, beyond the Closing Date, including those concerning the preservation of books and records, the transfer of employees, the continuation of employee benefit plans, agreements relating to the use of computer software, intellectual property and brands and administrative and data support services and a noncompetition agreement. Flagstar does not consider its liabilities with respect to such covenants to be material.

                                   EXHIBIT A
                           LENDER CONSENT AND WAIVER
                                         April 26, 1994
To the Purchaser Named in the Stock
Purchase Agreement dated as of
[April 26, 1994] (the "Purchase
Agreement") by and among [insert
Flagstar parties] and [Purchaser
parties]
Gentlemen:
     Reference is made to the Amended and Restated Credit Agreement dated as of October 26, 1992 (as amended to date, the "Credit Agreement") among Flagstar Corporation, TWS Funding, Inc., the Co-Agents and other Lenders referred to therein and Citibank, N.A., as Managing Agent (the "Managing Agent"). Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.
     Canteen Holdings, Inc. ("Canteen") has informed the Lenders that it proposes to sell to you its direct and indirect Subsidiaries listed on Schedule A hereto (the "Subject Subsidiaries"), together with certain assets of Canteen Management Services, Inc., pursuant to the Purchase Agreement (the "Sale Transaction").
     At the request of Flagstar, the undersigned, on behalf of the Lenders and effective on the date of the closing of the Sale Transaction, and subject to the satisfaction of the conditions set forth below, hereby (a) consents to the Sale Transaction, (b) releases the Collateral of the Subject Subsidiaries, including, without limitation, the Collateral listed on Schedule B hereto, from the Lien of the Security Agreement, (c) releases the Trademark Collateral of the Subject Subsidiaries, including, without limitation, the Trademark Collateral listed on Schedule C hereto, from the Lien of the Trademark Security Agreement, (d) releases the Subject Subsidiaries from all of their obligations to the Lenders under the Loan Documents, including, without limitation, their obligations as Guarantors under the Guaranty and as Grantors under the Security Agreement and the Trademark Security Agreement. Upon satisfaction of the conditions set forth below, the undersigned will, on behalf of the Lenders, execute and deliver to you upon your request such UCC-3 releases and other documents as may be necessary to evidence the releases and consents referenced above.
     The foregoing releases and consents are subject to the satisfaction of the following conditions: (i) the receipt by the undersigned, as Managing Agent, of proceeds of the Sale Transaction in an amount not less than $430,000,000, (ii) the return and cancellation (or other arrangements satisfactory to the requisite Lenders) of the Letters of Credit described on Schedule D hereto, which Letters of Credit were issued in support of obligations of the Subject Subsidiaries, and
(iii) the closing of the Sale Transaction on terms that impose no additional liabilities on Flagstar or its Subsidiaries, other than those described on Schedule E attached hereto and other liabilities satisfactory to the requisite Lenders.
                                         Sincerely yours,
                                         CITIBANK, N.A., as Managing Agent
                                         By:
                                         Title:

                                    CONSENT
                          Dated as of April 26, 1994.
     The undersigned, each a Guarantor under the Amended and Restated Guaranty dated as of November 16, 1992 (as amended to date, the "Guaranty") and a Grantor under the Amended and Restated Security Agreement dated as of November 16, 1992 (as amended to date, the "Security Agreement") in favor of the Managing Agent for the Lenders parties to the Credit Agreement referred to in the foregoing Fourth Amendment, Waiver and Consent, hereby consents to said Fourth Amendment, Waiver and Consent and hereby confirms and agrees that (i) each of the Guaranty and the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, said Fourth Amendment, Waiver and Consent, each reference in each of the Guaranty and the Security Agreement to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and be a reference to the Loan Documents or such Loan Document as amended by said Fourth Amendment, Waiver and Consent and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).
                                  Subsidiaries
SIGNIFICANT SUBSIDIARIES
        CANTEEN HOLDINGS, INC.
        DENNY'S HOLDINGS, INC.
        SPARTAN HOLDINGS, INC.

By /s/          JOHN A. GERSON
   PRESIDENT OR VICE PRESIDENT OF EACH
   OF THE CORPORATIONS LISTED ABOVE

     CANTEEN SUBSIDIARY GROUP
        ACE FOODS, INC.
        AUTOMATIC CIGARETTE SERVICE COMPANY
        AUTOMATIC MERCHANTS, INC.
        BATON ROUGE CIGARETTE SERVICE, INC.
        CANTEEN CORPORATION
        CANTEEN MANAGEMENT SERVICES, INC.
        CIGARETTE SERVICE CO. INC.
        CONSOLIDATED COIN CATERERS CORPORATION
        5111 W. LEXINGTON BUILDING CORPORATION
        IM VENDING, INC.
        IM PARKS, INC.
        IM STADIUM, INC.
        NEW ORLEANS CIGARETTE SERVICE CORPORATION
        THE OAK ROOM, INC.
        QUAD COUNTY CANTEEN SERVICE COMPANY
        TW RECREATIONAL SERVICES, INC.
        UNITED FOOD MANAGEMENT SERVICES, INC. N.Y.
        VOLUME SERVICES, INC. (A KANSAS CORPORATION)
        VOLUME SERVICES, INC. (A DELAWARE CORPORATION)

By /s/          C. BURT DUREN
   VICE PRESIDENT OR TREASURER OF EACH
   OF THE CORPORATIONS LISTED ABOVE

     DENNY'S SUBSIDIARY GROUP
        BUTLER-JEZAK, INC.
        CB DEVELOPMENT #3, INC.
        CB DEVELOPMENT #4, INC.
        CB DEVELOPMENT #6, INC.
        CB DEVELOPMENT #8, INC.
        C-B-R DEVELOPMENT CO., INC.
        DANNY'S DO NUTS #3, INC.
        DANNY'S DO NUTS #10, INC.
        DANNY'S DO NUTS #15, INC.
        DENNY'S, INC.
        DENNY'S MANAGEMENT, INC.
        DENNY'S REALTY, INC.
        DFC TRUCKING CO.
        EAVES PACKING COMPANY, INC.
        EL POLLO LOCO, INC.
        HAROLD BUTLER ENTERPRISES #5, INC.
        HAROLD BUTLER ENTERPRISES #13, INC.
        HAROLD BUTLER ENTERPRISES #17, INC.
        HAROLD BUTLER ENTERPRISES #20, INC.
        HAROLD BUTLER ENTERPRISES #45, INC.
        HAROLD BUTLER ENTERPRISES #53, INC.
        HAROLD BUTLER ENTERPRISES #55, INC.
        HAROLD BUTLER ENTERPRISES #58, INC.
        HAROLD BUTLER ENTERPRISES #59, INC.
        HAROLD BUTLER ENTERPRISES #72, INC.
        HAROLD BUTLER ENTERPRISES #74, INC.
        HAROLD BUTLER ENTERPRISES #75, INC.
        HAROLD BUTLER ENTERPRISES #84, INC.
        HAROLD BUTLER ENTERPRISES #88, INC.
        HAROLD BUTLER ENTERPRISES #91, INC.
        HAROLD BUTLER ENTERPRISES #94, INC.
        HAROLD BUTLER ENTERPRISES #98, INC.
        HAROLD BUTLER ENTERPRISES #101, INC.

By /s/       ROBERT L. WYNN, III
   PRESIDENT OR VICE PRESIDENT OF EACH
   OF THE CORPORATIONS LISTED ABOVE

DENNY'S RESTAURANTS OF IDAHO, INC.

By /s/       ROBERT L. WYNN, III
   TITLE: ASSISTANT TREASURER

        HAROLD BUTLER ENTERPRISES #102, INC.
        HAROLD BUTLER ENTERPRISES #103, INC.
        HAROLD BUTLER ENTERPRISES #105, INC.
        HAROLD BUTLER ENTERPRISES #108, INC.
        HAROLD BUTLER ENTERPRISES #111, INC.
        HAROLD BUTLER ENTERPRISES #113, INC.
        HAROLD BUTLER ENTERPRISES #120, INC.
        HAROLD BUTLER ENTERPRISES #122, INC.
        HAROLD BUTLER ENTERPRISES #123, INC.
        HAROLD BUTLER ENTERPRISES #130, INC.
        HAROLD BUTLER ENTERPRISES #139, INC.
        HAROLD BUTLER ENTERPRISES #147, INC.
        HAROLD BUTLER ENTERPRISES #157, INC.
        HAROLD BUTLER ENTERPRISES #158, INC.
        HAROLD BUTLER ENTERPRISES #173, INC.
        HAROLD BUTLER ENTERPRISES #181, INC.
        HAROLD BUTLER ENTERPRISES #186, INC.
        HAROLD BUTLER ENTERPRISES #194, INC.
        HAROLD BUTLER ENTERPRISES #204, INC.
        HAROLD BUTLER ENTERPRISES #211, INC.
        HAROLD BUTLER ENTERPRISES #215, INC.
        HAROLD BUTLER ENTERPRISES #222, INC.
        HAROLD BUTLER ENTERPRISES #224, INC.
        HAROLD BUTLER ENTERPRISES #235, INC.
        HAROLD BUTLER ENTERPRISES #250, INC.
        HAROLD BUTLER ENTERPRISES #254, INC.
        HAROLD BUTLER ENTERPRISES #255, INC.
        HAROLD BUTLER ENTERPRISES #259, INC.
        HAROLD BUTLER ENTERPRISES #262, INC.
        HAROLD BUTLER ENTERPRISES #267, INC.
        HAROLD BUTLER ENTERPRISES #269, INC.
        HAROLD BUTLER ENTERPRISES #270, INC.
        HAROLD BUTLER ENTERPRISES #272, INC.
        HAROLD BUTLER ENTERPRISES #273, INC.
        HAROLD BUTLER ENTERPRISES #287, INC.
        HAROLD BUTLER ENTERPRISES #289, INC.
        HAROLD BUTLER ENTERPRISES #292, INC.
        HAROLD BUTLER ENTERPRISES #303, INC.
        HAROLD BUTLER ENTERPRISES #304, INC.
        HAROLD BUTLER ENTERPRISES #306, INC.

By /s/       ROBERT L. WYNN, III
   PRESIDENT OR VICE PRESIDENT OF EACH
   OF THE CORPORATIONS LISTED ABOVE

        HAROLD BUTLER ENTERPRISES #308, INC.
        HAROLD BUTLER ENTERPRISES #314, INC.
        HAROLD BUTLER ENTERPRISES #328, INC.
        HAROLD BUTLER ENTERPRISES #331, INC.
        HAROLD BUTLER ENTERPRISES #332, INC.
        HAROLD BUTLER ENTERPRISES #335, INC.
        HAROLD BUTLER ENTERPRISES #340, INC.
        HAROLD BUTLER ENTERPRISES #351, INC.
        HAROLD BUTLER ENTERPRISES #360, INC.
        HAROLD BUTLER ENTERPRISES #361, INC.
        HAROLD BUTLER ENTERPRISES #362, INC.
        HAROLD BUTLER ENTERPRISES #372, INC.
        HAROLD BUTLER ENTERPRISES #383, INC.
        HAROLD BUTLER ENTERPRISES #386, INC.
        HAROLD BUTLER ENTERPRISES #406, INC.
        HAROLD BUTLER ENTERPRISES #408, INC.
        HAROLD BUTLER ENTERPRISES #418, INC.
        HAROLD BUTLER ENTERPRISES #429, INC.
        HAROLD BUTLER ENTERPRISES #435, INC.
        HAROLD BUTLER ENTERPRISES #451, INC.
        HAROLD BUTLER ENTERPRISES #452, INC.
        HAROLD BUTLER ENTERPRISES #477, INC.
        HAROLD BUTLER ENTERPRISES #479, INC.
        HAROLD BUTLER ENTERPRISES #482, INC.
        HAROLD BUTLER ENTERPRISES #505, INC.
        HAROLD BUTLER ENTERPRISES #508, INC.
        HAROLD BUTLER ENTERPRISES #531, INC.
        HAROLD BUTLER ENTERPRISES #532, INC.
        HAROLD BUTLER ENTERPRISES #545, INC.
        HAROLD BUTLER ENTERPRISES #546, INC.
        HAROLD BUTLER ENTERPRISES #553, INC.
        HAROLD BUTLER ENTERPRISES #571, INC.
        HAROLD BUTLER ENTERPRISES #578, INC.
        HAROLD BUTLER ENTERPRISES #586, INC.
        HAROLD BUTLER ENTERPRISES #589, INC.
        HAROLD BUTLER ENTERPRISES #604, INC.
        HAROLD BUTLER ENTERPRISES #607, INC.
        HAROLD BUTLER ENTERPRISES #611, INC.
        HAROLD BUTLER ENTERPRISES #616, INC.
        HAROLD BUTLER ENTERPRISES #619, INC.

By /s/       ROBERT L. WYNN, III
   PRESIDENT OR VICE PRESIDENT OF EACH
   OF THE CORPORATIONS LISTED ABOVE

   HAROLD BUTLER ENTERPRISES #626, INC.
   HAROLD BUTLER ENTERPRISES #640, INC.
   HAROLD BUTLER ENTERPRISES #663, INC.
   HAROLD BUTLER ENTERPRISES #667, INC.
   HAROLD BUTLER ENTERPRISES #668, INC.
   HAROLD BUTLER ENTERPRISES #684, INC.
   HAROLD BUTLER ENTERPRISES #687, INC.
   HAROLD BUTLER ENTERPRISES #693, INC.
   HAROLD BUTLER ENTERPRISES #694, INC.
   HAROLD BUTLER ENTERPRISES #718, INC.
   HAROLD BUTLER ENTERPRISES #739, INC.
   DENNY'S RESTAURANTS, INC.
   LA MIRADA ENTERPRISES NO. 2, INC.
   LA MIRADA ENTERPRISES NO. 5, INC.
   LA MIRADA ENTERPRISES NO. 6, INC.
   LA MIRADA ENTERPRISES NO. 7, INC.
   LA MIRADA ENTERPRISES NO. 8, INC.
   LA MIRADA ENTERPRISES NO. 9, INC.
   LA MIRADA ENTERPRISES NO. 14, INC.
   PORTIONTROL FOODS, INC.
   PROFICIENT FOOD COMPANY

By /s/ ROBERT L. WYNN, III
   PRESIDENT OR VICE PRESIDENT OF
   EACH OF THE CORPORATIONS LISTED
   ABOVE

        TWS 200 Corp.
        TWS 300 Corp.
        TWS 500 Corp.
        TWS 600 Corp.
        TWS 700 Corp.
        TWS 800 Corp.
        WDH Services, Inc.

By /s/ ROBERT L. WYNN, III
   PRESIDENT OR VICE PRESIDENT OF EACH
   OF THE CORPORATIONS LISTED ABOVE
        CB Development #9, Ltd.
        Denny's of Canada Ltd.
        Denny's Restaurants of Canada, Ltd.
By /s/       WILLIAM H. MITCHELL
             VICE PRESIDENT

     SPARTAN SUBSIDIARY GROUP
        QUINCY'S REALTY, INC.
        QUINCY'S RESTAURANTS, INC.
        FLAGSTAR ENTERPRISES, INC.
        SPARDEE'S REALTY, INC.
        FLAGSTAR SYSTEMS, INC.
        SPARTAN REALTY, INC.

By /s/ C. BURT DUREN
   TREASURER OF EACH OF THE
   CORPORATIONS LISTED ABOVE

     SPARTAN MANAGEMENT, INC.

By /s/ C. BURT DUREN
   TREASURER

     Additional Guarantor:

        AMS Holdings, Inc.

By /s/ JOHN A. GERSON
   PRESIDENT OR VICE PRESIDENT